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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 27, 1997 accompanying the consolidated financial statements included in the Annual Report of Greenbriar Corporation on Form 10-KSB for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Greenbriar Corporation on Form S-3 (File No. 33-64840) and Form S-8 (File
No. 33-65856).

/s/ Grant Thornton LLP
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GRANT THORNTON LLP

Dallas, Texas
March 27, 1997